Exhibit 99.1

          Neiman Marcus, Inc. Reports First Quarter Earnings

    DALLAS--(BUSINESS WIRE)--Dec. 5, 2007--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2008. This release contains information regarding the Company's adjusted operating earnings, EBITDA and adjusted EBITDA, all of which are non-GAAP financial measures (as described in the footnotes to the accompanying condensed consolidated statements of earnings and related information). Neiman Marcus, Inc. believes reporting adjusted operating earnings, EBITDA and adjusted EBITDA is a more meaningful representation of the Company's on-going economic performance and therefore uses these metrics internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

    For the first quarter of fiscal year 2008, the Company reported total revenues of $1.13 billion compared to $1.04 billion in the prior year. Comparable revenues increased 6.5 percent. Operating earnings for the first quarter of fiscal year 2008 were $189.7 million compared to $154.3 million for the first quarter of fiscal year 2007. Adjusted operating earnings were $175.2 million in the first quarter of fiscal year 2008 compared to $168.1 million in the first quarter of fiscal year 2007.

    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    The Company recorded other income of $32.5 million in the first quarter of fiscal year 2008 which represents a one-time pension curtailment gain as a result of the Company's decision to freeze pension and retirement benefits as of December 31, 2007. In addition, the Company recorded other income of approximately $4.2 million in the first quarter of fiscal year 2007 which represents proceeds it received from its investment in an internet retailer.

    In December 2006, the Company completed both the purchase of the minority interest and the sale of Kate Spade LLC for pretax net cash proceeds of approximately $62.1 million. The Company's financial statements reflect Kate Spade LLC as discontinued operations for all periods presented.

    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, December 5, 2007 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.




                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                              October 27,  October 28,
(in thousands)                                   2007         2006
                                              -----------  -----------

ASSETS
----------------------------------------------
Current assets:
   Cash and cash equivalents                  $    80,556  $   159,430
   Merchandise inventories                      1,085,511      971,302
   Other current assets                           165,110      148,220
   Current assets of discontinued operations            -       16,354
                                              -----------  -----------
      Total current assets                      1,331,177    1,295,306
                                              -----------  -----------

Property and equipment, net                     1,057,994    1,038,138
Goodwill and intangible assets, net             4,131,294    4,205,723
Other assets                                       91,250      109,791
Non-current assets of discontinued operations           -       79,297
                                              -----------  -----------
Total assets                                  $ 6,611,715  $ 6,728,255
                                              ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------
Current liabilities:
  Accounts payable                            $   350,365  $   346,297
  Accrued liabilities                             442,642      431,295
  Other current liabilities                         3,470        4,179
  Current liabilities of discontinued
   operations                                           -       28,565
                                              -----------  -----------
    Total current liabilities                     796,477      810,336
                                              -----------  -----------

Long-term liabilities:
  Long-term debt                                2,945,955    3,195,760
  Deferred income taxes                           982,492    1,031,959
  Other long-term liabilities                     261,074      222,265
  Non-current liabilities of discontinued
   operations                                           -       12,735
                                              -----------  -----------
    Total long-term liabilities                 4,189,521    4,462,719
                                              -----------  -----------

Minority interest in discontinued operations            -        5,993

Total shareholders' equity                      1,625,717    1,449,207
                                              -----------  -----------
Total liabilities and shareholders' equity    $ 6,611,715  $ 6,728,255
                                              ===========  ===========





                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)

                                                First Quarter Ended
                                              ------------------------
                                              October 27,  October 28,
(in thousands)                                   2007         2006
                                              -----------  -----------


Revenues                                      $1,132,243   $1,039,211
Cost of goods sold including buying and
 occupancy costs                                 667,137      606,778
Selling, general and administrative expenses     271,975      247,530
Income from credit card program                  (17,294)     (16,371)
Depreciation expense                              35,135       33,175
Amortization of customer lists                    13,611       13,564
Amortization of favorable lease commitments        4,385        4,470
Other income                                     (32,450)      (4,210)
                                              -----------  -----------

Operating earnings                               189,744      154,275

Interest expense, net                             61,223       68,818
                                              -----------  -----------

Earnings from continuing operations before
income taxes                                     128,521       85,457

Income taxes                                      49,763       34,002
                                              -----------  -----------

Earnings from continuing operations               78,758       51,455

Loss from discontinued operations, net of
 taxes                                                 -      (24,226)
                                              -----------  -----------

Net earnings                                  $   78,758   $   27,229
                                              ===========  ===========





                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:                                       First Quarter Ended
                                              ------------------------
(dollars in millions)                         October 27,  October 28,
                                                 2007         2006


REVENUES:
  Specialty Retail Stores                      $   961.6    $   879.9
  Direct Marketing                                 170.6        159.3
                                              -----------  -----------
     Total                                     $ 1,132.2    $ 1,039.2
                                              ===========  ===========


OPERATING EARNINGS:
  Specialty Retail Stores                      $   165.6    $   156.6
  Direct Marketing                                  23.2         20.8
  Corporate                                        (13.6)        (9.3)
                                              -----------  -----------
     ADJUSTED OPERATING EARNINGS               $   175.2    $   168.1
  Amortization of customer lists and
   favorable lease commitments                     (18.0)       (18.0)
  Other income                                      32.5          4.2
                                              -----------  -----------
     OPERATING EARNINGS                        $   189.7    $   154.3
                                              ===========  ===========


    Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments and other income.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.




                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

OTHER DATA:
                                                First Quarter Ended
                                              ------------------------
                                              October 27,  October 28,
(dollars in millions)                            2007         2006
                                              -----------  -----------


Capital expenditures                            $      46    $      41

Depreciation                                    $      35    $      33
Amortization of intangibles                     $      18    $      18

Rent Expense                                    $      23    $      21

EBITDA                                          $     243    $     206
Adjusted EBITDA                                 $     210    $     206


    For an explanation of EBITDA and Adjusted EBITDA, see "Non-GAAP Financial Measure."




                         NEIMAN MARCUS, INC.
                      NON-GAAP FINANCIAL MEASURE
                             (UNAUDITED)


    The following table reconciles earnings from continuing operations as reflected in the Company's consolidated statements of earnings prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:




                                                First Quarter Ended
                                              ------------------------
                                              October 27,  October 28,
(dollars in millions)                            2007         2006
                                              -----------  -----------


Earnings from continuing operations            $    78.8     $    51.5
   Income taxes                                     49.8          34.0
   Interest expense, net                            61.2          68.8
   Depreciation                                     35.1          33.2
   Amortization of customer lists and
    favorable lease commitments                     18.0          18.0
                                              -----------  -----------
EBITDA                                             242.9         205.5
   Non-cash gain on curtailment of defined
    benefit retirement obligations                 (32.5)            -
                                              -----------  -----------
Adjusted EBITDA                                $   210.4     $   205.5
                                              ===========  ===========


    We present the non-GAAP financial measures EBITDA and Adjusted EBITDA because we use these measures to monitor and evaluate the performance of our business and believe the presentation of these measures will enhance investors' ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

    EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company's senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings as measures of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements, for working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

    CONTACT: Neiman Marcus, Inc.
             James E. Skinner, 214-757-2954
             Executive Vice President and
             Chief Financial Officer
             or
             Stacie Shirley, 214-757-2967
             Vice President - Finance and Treasurer